Exhibit 10.2

Pursuant to 17 C.F.R §240.24b-2, confidential information (indicated as [***]) has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Copy

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is by and among United Therapeutics Corporation (“UTC”), a corporation organized and existing under the laws of the State of Delaware and having a place of business at 1040 Spring Street, Silver Spring, Maryland 20910, and Sandoz Inc. (“Sandoz”), a corporation organized and existing under the laws of the State of Colorado with a principal place of business at 100 College Road West, Princeton, New Jersey 08540.  UTC and Sandoz are each referred to herein as a “Party” and may be referred to collectively as the “Settling Parties.”

RECITALS

WHEREAS, UTC is the holder of New Drug Application (“NDA”) No. 21-272, which is approved by the Food and Drug Administration (“FDA”) for the manufacture and sale of treprostinil sodium injection, which UTC markets and sells under the registered trademark Remodulin®.

WHEREAS, UTC claims ownership of and/or exclusive rights in United States Patent Nos. 6,765,117 (the “’117 patent”), 7,999,007 (the “’007 patent”), 8,497,393 (the “’393 patent”), 8,653,137 (the “’137 patent”), and 8,658,694 (the “’694 patent”), which cover the Remodulin® Drug Products (as defined below).

WHEREAS, Sandoz submitted Abbreviated New Drug Application (“ANDA”) No. 203649, as amended, referencing NDA No. 21-272, seeking approval to market treprostinil sodium injection for subcutaneous or intravenous use as generic versions of the Remodulin® Drug Products prior to the expiration of the ’117, ’007, ’393, ’137, and ’694 patents.

WHEREAS, UTC filed two lawsuits against Sandoz in the United States District Court for the District of New Jersey (“District Court”), captioned United Therapeutics Corporation v. Sandoz, Inc., Civil Action No. 3:12-cv-01617-PGS-LHG, and United Therapeutics Corporation v. Sandoz, Inc., Civil Action No. 3:13-cv-316-PGS-LHG (collectively “Sandoz I”), seeking judgments that, inter alia, Sandoz has infringed the ’117 and ’007 patents and judgments ordering that the effective date of any FDA approval for Sandoz to commercially manufacture, make, use, offer to sell, sell, market, or import into the United States the Sandoz ANDA Product (as defined below) be not earlier than the latest of the expiration dates of the ’117 and ’007 patents, and Sandoz filed counterclaims seeking, inter alia, declaratory judgments of invalidity and non-infringement with respect to the ’117 and ’007 patents.

WHEREAS, after a bench trial, which took place on or about May 2 through May 29, 2014, the District Court in Sandoz I issued an Order on August 29, 2014, finding, inter alia, that the proposed Sandoz ANDA Product infringes and induces infringement of the claims of the ’117 patent, that Sandoz does not infringe, directly or indirectly, any of the claims of the ’007 patent, and that both the ’007 and ’117 patents are not invalid (“District Court Judgment”).

WHEREAS, an appeal and cross appeal of Sandoz I are currently pending before the United States Court of Appeals for the Federal Circuit (“Sandoz I Appeals”).

WHEREAS, UTC filed a third lawsuit against Sandoz in the District Court, captioned United Therapeutics Corporation v. Sandoz, Inc., Civil Action No.  3:14-cv-05499-PGS-LHG (“Sandoz II”), seeking a judgment that Sandoz has infringed the ’393 patent and a judgment ordering that the effective date of any FDA approval for Sandoz to commercially manufacture, make, use, offer to sell, sell, market, or import into the United States the Sandoz ANDA Product be not earlier than the expiration date of the ’393 patent, and Sandoz filed counterclaims seeking, among other things, a declaratory judgment of non-infringement and invalidity with respect to the ’393 patent.

NOW, THEREFORE, in consideration of the terms, conditions, promises, and covenants set forth in this Agreement, the sufficiency of which is hereby acknowledged, the Settling Parties agree as follows:

1.                                      EFFECTIVE DATE.  This Agreement will become effective on the last day on which each of the Settling Parties has executed it (the “Effective Date”).

2.                                      RESOLUTION OF THE DISTRICT COURT CASES AND APPEALS.

a.              PARTIAL VACATUR OF DISTRICT COURT JUDGMENT.  Within ten (10) days following the Effective Date, the Settling Parties will jointly file with the District Court a motion for an indicative ruling, in a form mutually acceptable to the Settling Parties, pursuant to Federal Rule of Civil Procedure 62.1 whether the District Court would grant a motion pursuant to Rule 60(b) of the Federal Rules of Civil Procedure to vacate the portions of the District Court Judgment that found Sandoz to infringe the ’117 patent and that found Sandoz not to infringe the ’007 patent.  Concurrently with the Rule 62.1 motion, the Settling Parties will jointly file a motion to stay the Sandoz I Appeals, in a form mutually acceptable to the Settling Parties, pending the final decision of the District Court regarding the vacatur of the District Court Judgment.  In response to the Rule 62.1 motion, if the District Court indicates either that it would grant the Rule 60(b) motion or that the Rule 60(b) motion raises a substantial issue,  the Settling Parties shall jointly file, within ten (10) days of such indication by the District Court, a motion in the Federal Circuit pursuant to Federal Rule of Appellate Procedure 12.1 to effect a limited remand from the Sandoz I Appeals to the District Court for the purpose of seeking partial vacatur of the District Court Judgment.  If the Federal Circuit grants the motion for limited remand, the Settling Parties shall jointly file, within ten (10) days of the Federal Circuit granting the limited remand, a motion in the District Court to vacate those portions — and only those portions — of the District Court Judgment that found Sandoz to infringe the ’117 patent and that found Sandoz not to infringe, directly or indirectly, the ’007 patent.

b.              DISMISSAL OF SANDOZ II.  Within ten (10) days following the Effective Date, the Settling Parties will jointly file the stipulation of dismissal, attached hereto as Exhibit A, or such other form as may be agreed by the Settling Parties, with the District Court in Sandoz II, dismissing all of UTC’s claims and all of Sandoz’s counterclaims in Sandoz II without prejudice.

c.               DISMISSAL OF SANDOZ I APPEALS.

i.

If the District Court vacates the portions of the District Court Judgment that found Sandoz to infringe the ’117 patent and that found Sandoz not to infringe, directly or indirectly, the ’007 patent, the Settling Parties shall jointly file, within 10 days following such vacatur, the stipulation of dismissal of their respective appeals, attached hereto as Exhibit B, or such other form as may be agreed by the Settling Parties, with the Federal Circuit in the Sandoz I Appeals.

ii.

If the District Court denies the motion for partial vacatur of the District Court Judgment (or if the District Court indicates in response to the Rule 62.1 motion that it will not grant a partial vacatur) or if the Federal Circuit denies the motion to remand for the purpose of seeking a partial vacatur, the Settling Parties shall jointly file, within ten (10) days following such denial, the stipulation of dismissal, attached hereto as Exhibit B, or such other form as may be agreed by the Settling Parties, with the Federal Circuit in the Sandoz I Appeals.

d.              Within twenty (20) days following termination of both Sandoz II and the Sandoz I Appeals, each Party and its counsel shall return to the other Party or destroy all Confidential or Highly Confidential discovery that the other Party obtained through or for purposes of Sandoz I and Sandoz II.  To the extent such discovery is not returned or destroyed, no Party or its counsel shall provide such discovery to any Third Party unless pursuant to subpoena or other court order and then only after written notice to the other Party sufficient to allow the other Party reasonable time to object to the disclosure of such discovery.  Notwithstanding the foregoing, outside counsel for each Party may retain Confidential or Highly Confidential Information contained in outside counsel’s work product, correspondence between outside counsel, deposition transcripts and exhibits, discovery responses, contentions, and copies of pleadings and materials filed with the court.  Upon termination of both Sandoz II and the Sandoz I Appeals, the Settling Parties will jointly file motions before the District Court in each of Sandoz I and Sandoz II to modify the respective Protective Orders to relieve any Highly Confidential Qualified Persons, as defined in paragraph 10 of the Stipulated Protective Order in Sandoz I and Sandoz II (Dkt. Nos. 32 and 23, respectively) of the agreement “not to be involved in the preparation or prosecution of patent applications or patents concerning compositions, treatment methods, or formulations containing treprostinil for one (1) year after the non-appealable termination of this action,” set forth in paragraph 10.a.(iii) of that Protective Order.

3.                                      FTC AND DOJ FILINGS.  UTC represents that not later than ten (10) business days after the Effective Date, it shall file this Agreement with the FTC and DOJ.  Sandoz represents that not later than ten (10) business days after the Effective Date, it shall file this Agreement with the FTC and DOJ.  To the extent that any legal or regulatory issues or barriers arise with respect to the Agreement, or any subpart thereof, the Settling Parties shall use commercially reasonable efforts to address any such legal or regulatory issues or barriers (including, for example, any objections by the FTC or DOJ), such as by amending the Agreement, while maintaining the material terms of the transaction.

4.                                      DEFINITIONS.

a.              AFFILIATES. As used herein, “Affiliates” means, with respect to UTC, any person or entity that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with UTC.  “Affiliates” means, with respect to Sandoz, solely Sandoz AG, Sandoz Canada Inc., Eon Labs, Inc., Oriel Therapeutics, Inc., and Fougera Pharmaceuticals Inc.

b.              AUTHORIZED GENERIC PRODUCT.  As used herein, “Authorized Generic Product” means a pharmaceutical product containing treprostinil sodium as the active ingredient and manufactured, used, offered for sale, imported, distributed and/or sold, by or under the authority of UTC or its Affiliates, for use in the Territory under NDA No. 21-272 as a generic version of any of the Remodulin® Drug Products.

c.               BASELINE QUARTERLY SALES.  As used herein, “Baseline Quarterly Sales” means:

i.

Until the first sale in the Territory by UTC or its Affiliates to a Third Party of an injectable treprostinil product for use with the Remodulin Implantable System, the DEKA pre-filled semi-disposable pump system, or any other pump or delivery system excluded from the definition of Remodulin® Drug Products, the average quarterly sales in the Territory by UTC or its Affiliates to a Third Party of the Remodulin® Drug Products, calculated for UTC’s [***] fiscal quarters preceding the fiscal quarter against which the comparison is to be assessed. By way of example, the Baseline Quarterly Sales calculation against which UTC’s Remodulin® Drug Product sales in the second fiscal quarter of 2015 (i.e. Q2 2015) is assessed shall be the average quarterly sales in the Territory by UTC or its Affiliates to a Third Party of the Remodulin® Drug Products, calculated for the following [***] periods: [***].

ii.

Following the first sale in the Territory by UTC or its Affiliates to a Third Party of an injectable treprostinil product for use with the Remodulin Implantable System, the DEKA pre-filled semi-disposable pump system, or any other pump or delivery system excluded from the definition of Remodulin® Drug Products, the average quarterly sales in the Territory by UTC or its Affiliates to a Third Party of the Remodulin® Drug Products, calculated for UTC’s [***] fiscal quarters preceding the quarter of such first sale. By way of example, if such first sale takes place in December 2015 (i.e. in Q4 2015), the Baseline Quarterly Sales for all future assessments shall be the average quarterly sales in the Territory by UTC or its Affiliates to a Third Party of the Remodulin® Drug Products, calculated for the following [***] periods: [***].

d.              EFFECTIVE LAUNCH DATE.  As used herein, “Effective Launch Date” means the earliest of:

i.	June 26, 2018;

ii.	the date on which an Authorized Generic Product is first sold in the Territory;

iii.	[***] any Third Party is permitted by UTC or its Affiliates to sell a Third Party Product in the Territory;

iv.	the date of expiration, disclaimer, abandonment, cancellation, or dedication to the public of [***];

v.	the Market Decline Trigger Date;

vi.

the date on which a Final Court Decision is entered in favor of a Third Party, holding all asserted claims of [***] invalid, unenforceable, or not infringed, unless at the time of such Final Court Decision, [***].

e.               FINAL COURT DECISION.  As used herein, “Final Court Decision” means a decision of a United States court or agency, in favor of a Third Party, from which no appeal has been or can be taken, excluding any petition for a writ of certiorari or other proceedings before the United States Supreme Court.

f.                LICENSED ORANGE BOOK PATENTS.  As used herein, “Licensed Orange Book Patents” means [***].

g.               LICENSED PATENTS.  As used herein, “Licensed Patents” means, collectively, the Licensed Orange Book Patents and, solely with respect to the Sandoz ANDA Product, any other U.S. patent (now or in the future) to which UTC or its Affiliates claims ownership and/or exclusive rights, which may be infringed by the manufacture, use, sale, offer for sale, or importation into the Territory of the Sandoz ANDA Product, and any foreign patent (now or in the future) to which UTC or its Affiliates claims ownership and/or exclusive rights, which may be infringed by the manufacture of the Sandoz ANDA Product anywhere in the world for importation of the Sandoz ANDA Product into and for the Territory.

h.              MARKET DECLINE TRIGGER DATE.  As used herein, “Market Decline Trigger Date” means the date that is [***] days following the end of any UTC fiscal quarter in which the total sales in the Territory by UTC or its Affiliates to a Third Party of the Remodulin® Drug Products have declined to less than [***] of the Baseline Quarterly Sales, as determined in accordance with Section 10.

i.                  NET SALES.  As used herein, “Net Sales” means gross sales less the following, as accrued and adjusted for amounts actually taken:  (i) cash discounts and only to the extent that such amounts are included in invoices and then only to the extent that such amounts are customary and reasonable; (ii) returns (including recalls) and other credits; price protection and shelf stock adjustments; reprocurement charges and other similar charges; shelf stock adjustments; slotting allowances; chargebacks, allowances, discounts, inventory management fees and rebates; (iii) other payments required by law to be made under Medicaid, Medicare or other government special medical assistance programs (including, but not limited to, payments made under the new “Medicare Part D Coverage Gap Discount Program); and (iv) sales, excise or other similar taxes (excluding income taxes).  Net Sales shall be determined in accordance with International Financial Reporting Standards (IFRS).

j.                 REMODULIN® DRUG PRODUCTS.  As used herein, “Remodulin® Drug Products” means the treprostinil injection for subcutaneous or intravenous use products that are described in, and are the subject of, NDA No. 21-272, as supplemented or amended (except to the extent such supplement or amendment pertains solely to the Remodulin Implantable System or the DEKA pre-filled semi-disposable pump system).  Remodulin® Drug Products expressly do not encompass treprostinil delivered through any other methods, including but not limited to the Remodulin Implantable System or the DEKA pre-filled semi-disposable pump system and do not encompass any other UTC products such as Tyvaso and/or Orenitram.  Remodulin® Drug Products also does not encompass any technology associated with any other UTC product(s) or any applications or uses of treprostinil other than the treprostinil injection for subcutaneous or intravenous use products that are described in, and are the subject of, NDA No. 21-272, as supplemented or amended (except to the extent such supplement or amendment pertains solely to the Remodulin Implantable System or the DEKA pre-filled semi-disposable pump system).

k.              SANDOZ ANDA.  As used herein, “Sandoz ANDA” means ANDA No. 203649, including any amendments or supplements thereto.

l.                  SANDOZ ANDA PRODUCT.  As used herein, “Sandoz ANDA Product” means the treprostinil injection for subcutaneous or intravenous use pharmaceutical products that are described in, and are the subject of, the Sandoz ANDA (including the active pharmaceutical ingredient (“API”) for inclusion in such products but not API for inclusion in any other products) as generic versions of the Remodulin® Drug Products under NDA No. 21-272, as supplemented or amended (except to the extent such supplement or amendment pertains solely to the Remodulin Implantable System or the DEKA pre-filled semi-disposable pump system).  Sandoz ANDA Product shall expressly not include any generic versions of any other UTC drug product(s) or any technology associated with any UTC product(s) or any applications or uses of treprostinil other than the Remodulin® Drug Products.

m.          TERRITORY.  As used herein, “Territory” means the fifty states of the United States of America, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the U.S. Virgin Islands and all territories and possessions of the United States of America, United States military bases, and any other location over which the FDA has jurisdiction to regulate the distribution of medicinal products intended for human use.

n.              THIRD PARTY.  As used herein, “Third Party” means any person or entity other than the Settling Parties and/or their respective Affiliates.

o.              THIRD PARTY PRODUCT.  As used herein, “Third Party Product” means a Third Party product that is a treprostinil injection for subcutaneous or intravenous use as generic version(s) of any of the Remodulin® Drug Products pursuant to an application under 21 U.S.C. § 355(b)(2) or 21 U.S.C. § 355(j).

5.                                      MUTUAL RELEASES.  In consideration of the promises herein, the Settling Parties hereby release and discharge one another as follows:

a.              UTC, on behalf of itself and its Affiliates, predecessors or successors in interest, assigns, employees, officers, directors, agents, representatives, attorneys and administrators, hereby absolutely and unconditionally releases, relinquishes, acquits, and forever discharges Sandoz and its Affiliates, and their licensees, sublicensees, customers, wholesalers, manufacturers, suppliers, importers, distributors, insurers, and each of their predecessors or successors in interest, assigns, employees, officers, directors, agents, representatives, attorneys and administrators (the “Sandoz Releasees”), from any and all claims, duties, liabilities, obligations, damages, costs, fees, accountings, interest charges, payments, setoffs, debts, demands, actions, suits, accounts, and causes of action of every kind, nature and description, in law or equity, known or unknown, asserted or unasserted, and whether or not discoverable, arising out of or in any way related to the Sandoz ANDA, the Sandoz ANDA Product, NDA 21-272, and the actions in Sandoz I and/or Sandoz II, including any alleged infringement of UTC’s patent rights by virtue of the manufacture, use, offer for sale, sale or importation of the Sandoz ANDA Product, which UTC ever had from the beginning of time through and including the Effective Date, provided, however, that nothing herein shall constitute a release of any obligations of Sandoz or its Affiliates under this Agreement.

b.              Sandoz, on behalf of itself and its Affiliates, predecessors or successors in interest, assigns, employees, officers, directors, agents, representatives, attorneys and administrators, hereby absolutely and unconditionally releases, relinquishes, acquits, and forever discharges UTC and its Affiliates, and their licensees, sublicensees, customers, wholesalers, manufacturers, suppliers, importers, distributors, insurers, and each of their respective predecessors or successors in interest, assigns, employees, officers, directors, agents, representatives, attorneys and administrators (the “UTC Releasees”), from any and all claims, duties, liabilities, obligations, damages, costs, fees, accountings, interest charges, payments, setoffs, debts, demands, actions, suits, accounts, and causes of action of every kind, nature and description, in law or equity, known or unknown, asserted or unasserted, and whether or not discoverable, arising out of or in any way related to the Sandoz ANDA, the Sandoz ANDA Product, NDA 21-272, and the actions in Sandoz I and/or Sandoz II, including any alleged affirmative defense or counterclaim related to the Sandoz ANDA Product which Sandoz ever had from the beginning of time through, and including the Effective Date, provided, however, that nothing herein shall constitute a release of the obligations of UTC or its Affiliates under this Agreement.

6.                                      ATTORNEYS’ FEES.  Given that this Agreement will fully resolve the actions in Sandoz I and Sandoz II, including the Sandoz I Appeals, within ten (10) business days of the Effective Date, UTC shall pay Sandoz [***] to defray a portion of the paid attorneys’ fees and costs that Sandoz has already expended in those actions, to reflect a portion of fees and costs that will be saved by UTC by virtue of resolving the actions, and to reflect an amount the Settling Parties seek to avoid expending as they eliminate the uncertainties and risks associated with the pending actions with the execution of this Agreement.  The foregoing payment shall be made in United States dollars by wire transfer to the Sandoz bank account designated below.  Other than as provided for above, each Party shall bear its own fees and costs, including attorneys’ fees, in the actions Sandoz I and Sandoz II, including the Sandoz I Appeals, and with the preparation and execution of this Agreement as well as any fees and costs in connection with implementing or enforcing the terms of this Agreement.

7.                                LICENSE.

a.              UTC, on behalf of itself and its Affiliates, hereby grants to Sandoz and its Affiliates a non-exclusive, fully-paid up, non-royalty bearing, irrevocable, and, except as set forth in Section 21 hereof, non-assignable, license (the “License”) under the Licensed Patents to make, have made, import, use, sell, offer to sell, market, and distribute the Sandoz ANDA Product in and for the Territory, together with a waiver of any regulatory exclusivities necessary to effectuate the License, to become effective on the Effective Launch Date.  This License expressly does not encompass any license under any Licensed Patents to make, have made, use, offer for sale, sell, market, distribute and/or import any product other than the Sandoz ANDA Product.  The License further expressly does not encompass any license to make, have made, use, offer for sale, sell, market, distribute and/or import (i) any generic versions of any other UTC drug product(s), including but not limited to Orenitram® and Tyvaso®, or (ii) any technology associated with any UTC drug product(s) including but not limited to the Remodulin Implantable System and the DEKA pre-filled semi-disposable pump system or (iii) any applications or uses of treprostinil other than the Remodulin® Drug Products.  The limited License conferred under the terms of this agreement expressly and specifically excludes conferring any and all rights, license, sublicense, or approval to the use of any device(s), pump(s), or equipment that may be used with the Sandoz ANDA Product.

b.              In the event that the Effective Launch Date is accelerated to any date before June 26, 2018, as provided herein, due to any license, event, action or occurrence caused or initiated by UTC or of which UTC receives actual or constructive notice, UTC shall provide Sandoz with notice within ten (10) days following UTC’s first awareness that such accelerating license, event, action or occurrence will or has taken place, but in no event shall such notice be provided less than one (1) business day prior to the Effective Launch Date, as accelerated, except that in the case of an accelerating Final Court Decision, such notice shall be provided not less than two (2) business days following UTC’s first awareness of such Final Court Decision.

c.               Notwithstanding anything to the contrary herein, UTC, on behalf of itself and its Affiliates, hereby further grants to Sandoz a non-exclusive, fully-paid up, non-royalty bearing and, except as set forth in Section 21 hereof, non-assignable, pre-commercialization license under the Licensed Patents (“Pre-Commercialization License”) only to:

i.

anywhere in the world, make and have made the Sandoz ANDA Product, and any raw materials or ingredients necessary for the manufacture of the Sandoz ANDA Product, starting [***] prior to the Effective Launch Date, solely to permit Sandoz to launch, market, use, sell, offer to sell, distribute, and ship the Sandoz ANDA Product beginning on the Effective Launch Date;

ii.

import and have imported the Sandoz ANDA Product, and any raw materials or ingredients necessary for the manufacture of the Sandoz ANDA Product starting [***] prior to the Effective Launch Date, solely to permit Sandoz to launch, market, use, sell, offer to sell, distribute, and ship the Sandoz ANDA Product beginning on the Effective Launch Date;

iii.

offer the Sandoz ANDA Product for sale by engaging in pricing and/or contracting activities (but not “commercial marketing” as defined in 21 C.F.R. § 314.107(c)(4)) starting [***] prior to the Effective Launch Date, solely to permit Sandoz to launch, market, use, sell, distribute, and ship the Sandoz ANDA Product beginning on the Effective Launch Date.

Notwithstanding anything to the contrary herein, from and after the Effective Date of this Agreement, Sandoz shall have the right to engage in and nothing in the Agreement shall constrain Sandoz from [***].

d.              To the extent UTC and/or its Affiliates own or control any regulatory exclusivities granted by the FDA that would prevent regulatory approval or marketing of the Sandoz ANDA Product in the United States under the Sandoz ANDA in accordance with the License hereunder, UTC shall, if requested by Sandoz and if applicable, send the FDA, prior to the Effective Launch Date of the License hereunder, a written confirmation of UTC’s and/or its Affiliates’ agreement to waive, as of the Effective Launch Date of the License hereunder, such regulatory exclusivities with respect to the Sandoz ANDA Product and/or the Sandoz ANDA.

e.               Except as expressly provided in this Agreement, Sandoz shall not make, have made, use, offer for sale, sell, and/or import the Sandoz ANDA Product in or for the Territory prior to the expiration of the Licensed Patents.

8.                                      UNLICENSED THIRD PARTY LAUNCH.  If a Third Party launches a Third Party Product in the Territory without authorization before the Effective Launch Date (“Unlicensed Third-Party Launch”), and UTC fails to seek injunctive relief within [***] calendar days of the Unlicensed Third-Party Launch, then Sandoz may launch the Sandoz ANDA Product in the Territory at the expiration of such [***]-day period, but if UTC seeks injunctive relief against such Third Party within [***] calendar days of the Unlicensed Third-Party Launch, then Sandoz may launch the Sandoz ANDA Product in the Territory only after the earlier of (unless otherwise permitted by this Agreement):  (1) [***] calendar days after the Unlicensed Third-Party Launch if injunctive relief is not granted within such period, or (2) [***].  Immediately upon the occurrence of any Unlicensed Third-Party Launch, Sandoz may engage in all activities permitted by the Pre-Commercialization License.  Any launch and Pre-Commercialization License activities undertaken by Sandoz pursuant to this Section 8 shall not be a breach of this Agreement but shall cease (unless otherwise permitted by this Agreement) within [***] business days of the date that all Third Parties selling unauthorized Third Party Product are required to cease such sales (including, without limitation, pursuant to a court order or settlement or other agreement with UTC).  In consideration for any launch activities undertaken by Sandoz pursuant to this Section 8, Sandoz will pay to UTC a royalty (“At Risk Royalty”) equal to [***] of the Net Sales of the Sandoz ANDA Product sold by Sandoz or its Affiliates in the Territory during the time period permitted under this Section 8.  Sandoz will pay the At Risk Royalty on a quarterly basis in United States dollars in immediately available funds to the bank account set forth in Section 14 (Notice).  The Unlicensed Third Party Launch Royalty payments are royalty payments for Licensed Patents, to the degree such patents have not been ruled invalid or unenforceable.

9.                                      MOST FAVORED NATION.  As of and after the Effective Date, UTC, on behalf of itself and its Affiliates, agrees that if it enters into any agreement, license, sublicense, settlement, covenant, waiver or other authorization of any kind with any Third Party involving a Third Party Product (“Subsequent Third Party Agreement”) that authorizes [***] that are more favorable than set forth in this Agreement, then UTC shall notify Sandoz no later than seven (7) days after execution of such Subsequent Third Party Agreement of such more favorable [***] and, subject to Sandoz’s written consent, this Agreement shall be automatically amended to include such more favorable [***], as applicable.  UTC, on behalf of itself and its Affiliates, represents and warrants that, as of the Effective Date, it has not entered into any agreement, license, sublicense, settlement, covenant, waiver or other authorization of any kind with any Third Party with respect to a Third Party Product, that provides for more favorable [***] than those set forth in this Agreement.

10.                         MARKET DECLINE TRIGGER.

a.              Not later than (a) 30 calendar days after the end of each of UTC’s first, second, or third fiscal quarters and (b) 60 calendar days after each of UTC’s fiscal years, during the period beginning on the Effective Date and ending on the Effective Launch Date, UTC shall provide Sandoz with a written report (“Market Notice”) stating: (i) the total sales in the Territory by UTC or its Affiliates to Third Parties of the Remodulin® Drug Products for the most recently ended fiscal quarter; and (ii) the determination of the total sales from Section 10(a)(i) divided by the Baseline Quarterly Sales.

b.              Sandoz shall have the right to engage any independent certified public accounting firm of nationally recognized standing chosen by Sandoz and reasonably acceptable to UTC (a “CPA Firm”) to conduct an audit, at Sandoz’s sole expense, of the sales books and records of UTC and its Affiliates solely for the purposes of determining the accuracy of any information contained in any Market Notice and whether the Market Decline Trigger Date has occurred.  The CPA Firm shall be given access to and shall be permitted to examine and copy such books and records upon five (5) days’ prior written notice to UTC, during regular business hours.  Prior to any such examination taking place, UTC may require the CPA Firm to enter into a commercially reasonable and customary confidentiality agreement reasonably acceptable to UTC with respect to the information to which it is given access.  The CPA Firm shall be instructed to do the following within twenty (20) days after such written notice to UTC: (i) complete the audit; and (ii) deliver to Sandoz and UTC a report stating its determination of whether the Market Decline Trigger Date occurred, and if so, when.  No other information shall be shared with Sandoz.

c.               In the event the CPA Firm determines that the Market Decline Trigger Date has occurred, and UTC has not challenged that determination in good faith by notifying Sandoz of such good-faith challenge within five (5) business days of receiving such determination, then the Market Decline Trigger Date shall be deemed to have occurred and, as Sandoz’s sole remedy therefor, UTC shall pay to Sandoz the fees and expenses of the CPA Firm in performing such audit within sixty (60) days after Sandoz delivers an invoice therefor.  For the avoidance of doubt, the identification of this sole remedy shall not in any way limit the meaning of term “Market Decline Trigger Date” for purposes of calculating the Effective Launch Date, or the effective date of the license described in Section 7, above.

i.

Should UTC challenge in good faith the determination of the CPA Firm by notifying Sandoz of such good-faith challenge within five (5) business days of receiving such determination, Sandoz may proceed as if the Market Decline Trigger has occurred, and the Settling Parties shall negotiate in good faith for up to ten (10) days following Sandoz’s receipt of such notice regarding whether the CPA Firm correctly determined that the Market Decline Trigger Date has occurred. If the Settling Parties fail to reach agreement within such 10-day period, UTC may challenge the CPA’s determination and Sandoz’s reliance upon such determination through binding confidential arbitration under the Commercial Rules (Expedited) of the American Arbitration Association (AAA) then in effect.  Such arbitration will take place in Washington, D.C. before a panel of three (3) arbitrators.  Each party will select one (1) arbitrator and those arbitrators will select a third arbitrator who will act as chair.  The arbitrators shall have the authority to order injunctive relief and/or award damages.  Orders to require arbitration, in aid of arbitral jurisdiction, or for interim measures, and to enforce any arbitral award, may be entered in any court having jurisdiction thereof, including costs and attorneys’ fees incurred in enforcing such award.

11.                         UTC COVENANTS.  UTC, for itself and its Affiliates, hereby finally and irrevocably covenants:

a.              Not to sue (or threaten to sue), not to assign to any Third Party a right to sue, not to authorize any Third Party to sue, and not to support or encourage any Third Party to sue in any forum any Sandoz Releasee for infringement of any patent (specifically including, but not limited to, the Licensed Patents), U.S. or foreign, now or in the future, that are owned or controlled by UTC or its Affiliates, asserting or purporting to assert that making, having made, using, promoting, offering for sale, selling, importing or otherwise disposing of Sandoz ANDA Product (or any component or part thereof) in or for the Territory infringes, or induces or contributes to the infringement of, any such patent rights.  This nonassertion covenant shall be a covenant that transfers with any sale, license, or other disposition, transfer or grant of rights under the applicable patent rights.  UTC shall impose the foregoing covenant on its Affiliates and any Third Party to which UTC or any of its Affiliates may assign, license, sublicense, or otherwise transfer any rights, in each case, that includes the right to assert, to or under the applicable patents or patent applications.  For all Licensed Patents, including all patents listed in the Orange Book for the Remodulin® Drug Products, the foregoing covenant shall hereby be treated as a non-exclusive license in the Territory to such patents for the Sandoz ANDA Product solely for the purpose of allowing Sandoz to file and maintain with the FDA a “Paragraph IV Certification” for the Sandoz ANDA under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (as amended or replaced) with respect thereto.

b.              Not to take any action directly or indirectly to prevent, delay, limit, or otherwise restrict the launch, manufacture, use, sale, offer for sale, importation or distribution of the Sandoz ANDA Product in or for the Territory by Sandoz and its Affiliates as permitted under the terms of this Agreement;

12.                               SANDOZ COVENANTS.  Sandoz, for itself and its Affiliates, hereby finally and irrevocably covenants not to (a) make, import, use, sell, offer for sale the Sandoz ANDA Product in or for the Territory prior to the Effective Launch Date, except as provided in this Agreement; or (b) challenge, or assist a Third Party in challenging, in the Territory, the validity or enforceability of the Licensed Patents, solely with respect to the Sandoz ANDA Product, except (i) to the extent required to comply with any applicable law, regulation, court or administrative order, or legal or administrative process (solely to the extent necessary to comply therewith), (ii) for the purposes of making and maintaining the applicable Paragraph IV certifications for the Sandoz ANDA Product, or (iii) in response to any claim or purported claim of infringement of the Licensed Patents; it being understood and agreed that Sandoz’s activities identified in Section 7(c) shall not constitute a breach of this Agreement.  Notwithstanding the foregoing, nothing herein shall prevent Sandoz from maintaining the Paragraph IV certifications contained in the Sandoz ANDA, nor prevent Sandoz from amending the Sandoz ANDA to include a Paragraph IV certification to any patents that may be listed in the Orange Book for NDA 21-272 after the Effective Date, nor prevent Sandoz from challenging or contesting in any manner whatsoever any patent, including the Licensed Patents, for any product other than the Sandoz ANDA Product, provided that, regardless of the results of such challenge, Sandoz shall not be entitled to accelerate the launch of the Sandoz ANDA Product other than pursuant to this Agreement.  UTC, on behalf of itself and its Affiliates, consents that Sandoz maintains the Paragraph IV certifications contained in the Sandoz ANDA pursuant to 21 C.F.R. § 314.94(a)(12)(v).

13.                         REPRESENTATIONS AND WARRANTIES

a.              Each Party represents and warrants to the other, as applicable, that (i) it has the requisite corporate authority to enter into this Agreement, (ii) this Agreement does not conflict with any other agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it, (iii) to the extent that any approval or authorization is necessary for its valid and lawful execution, delivery and performance of this Agreement, such approval or authorization has been obtained, and (iv) this Agreement is a binding obligation of it and its Affiliates, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, and to general equitable principles.

b.              UTC represents and warrants that it, and/or its Affiliates, has the sole and exclusive right to license the Licensed Patents to Sandoz under the terms and conditions set forth in this Agreement and that no Third Party has an ownership interest in the Licensed Patents or could lawfully assert a claim of infringement of the Licensed Patents.

c.               Nothing in this agreement shall be construed to grant any right to any Third Party proprietary technology, including Remodulin Implantable System, the DEKA pre-filled semi-disposable pump system, any other pump or delivery system for the Sandoz ANDA Product or any other form of treprostinil.

d.              Sandoz represents and warrants that it has [***].

14.                               NOTICE.  Any notice, demand, waiver, consent, approval or other communication that is required or permitted to be given to any Party under this Agreement will be in writing, will specifically refer to this Agreement, and will be effective on receipt, as evidenced in writing, when given by registered airmail or certified mail, postage prepaid, or overnight courier, and addressed, unless specified in writing, to the addresses of the Settling Parties below, and effective upon sending if sent by facsimile confirmed by a transmission report:

a.              If to UTC:

Andrew Fisher

Chief Strategy Officer

United Therapeutics Corp.

1735 Connecticut Ave., NW

Washington, D.C. 20009

Facsimile:  [***]

All payments payable to UTC shall be made to the following bank account:

Bank Account Name:	United Therapeutics Corporation
Account #	[***]
ABA#	[***]
SWIFT:	[***]
Bank Name:	[***]
Bank Address:	[***]
[***]

b.              If to Sandoz

Sandoz Inc.

100 College Road West

Princeton, New Jersey 08540

Attn: General Counsel

Fax: [***]

with a copy to:

Sandoz Inc.

100 College Road West

Princeton, New Jersey 08540

Attn: VP, Intellectual Property

Fax: [***]

All payments payable to Sandoz shall be made to the following bank account:

Bank Name: [***]

Bank Address: [***]

Name on Account: Sandoz Inc.

Account Number: [***]

RT ABA [***]

SWIFT Code:    [***]

15.                               REGULATORY APPROVAL. UTC and its Affiliates shall not, and shall not cause any Third Party to:

a.              initiate or otherwise undertake any activity in the Territory, directly or indirectly, against the Sandoz ANDA or the Sandoz ANDA Product to: (i) interfere with Sandoz’s efforts to obtain FDA approval of the Sandoz ANDA Product and the Sandoz ANDA (including, but not limited to, by filing or submission of any Citizen Petitions, correspondence or other written submissions with FDA or any other regulatory or governmental authority); or (ii) interfere with Sandoz’s efforts to launch the Sandoz ANDA Product in the Territory as of the Effective Launch Date under the terms provided by this Agreement;

b.              delist the Remodulin® Drug Products with the FDA or delete, remove, designate as “obsolete” or cancel any National Drug Code(s) or any other relevant code(s) for the Remodulin® Drug Products from the applicable National Drug Data File maintained by First Databank (or any successor or equivalent organization) or from any other pricing database.

Sandoz may communicate confidentially with FDA regarding the terms of this Agreement to the extent necessary in its sole discretion to obtain final regulatory approval for the Sandoz ANDA Product and to allow Sandoz to timely introduce and commercialize the Sandoz ANDA Product.  Within five (5) business days of Sandoz’s request, UTC shall provide the FDA with written confirmation of the Effective Launch Date and the license, waivers, and covenants herein and any other such information needed to assist Sandoz in effecting the license grants, waivers and covenants contained in this Agreement.

16.                               SUBLICENSING.  Sandoz may not grant any sublicenses under the Licensed Patents or allow any Third Party, whether in connection with a Change of Control, acquisition or otherwise, to practice same or to make, have made, use, offer for sale, sell, distribute, or import the Sandoz ANDA Product, without obtaining the prior written approval of UTC, except as otherwise provided herein.

17.                               TERM AND TERMINATION.

a.              Term.  Unless earlier terminated in accordance with the terms of this Section 17, the term of this Agreement (“Term”) will commence on the Effective Date and will remain in effect until the expiration of the last to expire of the Licensed Patents or until entry of any final judgment or order of invalidity of the asserted claims or unenforceability of the Licensed Patents by a court of competent jurisdiction, unless the Settling Parties agree, in writing, to a different term.

b.              Termination.  Either Party may terminate this Agreement in the event that the other Party materially breaches this Agreement and such material breach is not cured to the reasonable satisfaction of the non-breaching Party within thirty (30) business days after written notice thereof.

18.                               SPECIFIC ENFORCEMENT.  The Settling Parties shall be entitled to specific enforcement of the terms and conditions set forth in this Agreement. In the event that Sandoz materially breaches Section 7, and such breach is not cured pursuant to Section 17(b), UTC shall be entitled to immediate injunctive relief to prevent Sandoz from manufacturing, using, offering to sell, selling, or importing any Sandoz ANDA Product outside the scope of the License granted in Section 7 (and subject to express terms of Section 8).  Sandoz acknowledges that uncured, material breach of the License granted in Section 7 would cause UTC irreparable harm.

19.                               CONFIDENTIALITY.  Each of the terms and conditions of this Agreement is and shall be deemed to be confidential and shall not hereafter be disclosed by the Settling Parties or their respective Affiliates, employees, directors, officers, attorneys, agents or representatives to any other person or entity, except:

a.              as provided by Sections 2, 3, 7, and 15 of this Agreement;

b.              that any Party may disclose such terms as required by law, including without limitation in response to a subpoena or request for production in litigation, SEC reporting requirements, or by the rules or regulations of any stock exchange that the Settling Parties are subject to, or where necessary to enforce the terms of this Agreement;

c.               as is necessary for the exercise of the rights of the Settling Parties under this Agreement, including that Sandoz may disclose such terms to (i) suppliers of products associated with the Sandoz ANDA Product as may be reasonably necessary for Sandoz to conduct business with such suppliers, provided that each of such suppliers agrees to be bound in writing to keep such disclosed terms in confidence and not to use any part of such disclosure for any other purpose; and (ii) the FDA as may be reasonably necessary in obtaining and maintaining final approval of the Sandoz ANDA Product, provided that Sandoz requests that the FDA maintain such terms in confidence; and

d.              each Party may issue a press release or make a public announcement at any time following the Effective Date indicating that the Settling Parties have settled the actions encompassed in Sandoz I and Sandoz II, that the settlement permits Sandoz to commercially launch its Sandoz ANDA Product on the Effective Launch Date, as defined herein, and that “the settlement does not grant Sandoz any rights other than those required to launch the Sandoz ANDA Product.”

20.                               ACKNOWLEDGEMENT OF VALIDITY, AND ENFORCEABILITY.  Although Sandoz may bring an action to enforce the terms of the License granted in Section 7, Sandoz acknowledges, for the purpose of resolving the pending dispute only, the validity and enforceability of the Licensed Patents with respect to the manufacture, use, sale, offering for sale and importation of the Sandoz ANDA Product in or for the Territory, and agrees not to challenge, in the Territory, the validity and/or enforceability of the Licensed Patents in any proceeding or in any forum solely with respect to the Sandoz ANDA Product, except as otherwise permitted in this Agreement.  Sandoz covenants and agrees never in any way to assist voluntarily, appear voluntarily, testify voluntarily, voluntarily offer evidence, or attempt to obtain or produce discovery in any judicial, administrative, or arbitral proceeding, in the Territory, relating in any way to the Licensed Patents solely with respect to the Sandoz ANDA Product, except as otherwise permitted in this Agreement.

21.                               ASSIGNMENT.  No Party may assign any right or obligation hereunder without obtaining the prior written approval of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that either Party may assign this Agreement without such consent (a) to any Affiliate of such assigning Party (for as long as such assignee remains an Affiliate of such Party); or (b) to any purchaser of substantially all of the assets related to this Agreement, including a Third Party who acquires ownership of the Sandoz ANDA and who, as a result of such acquisition becomes subject to the terms and conditions of this Agreement and shall be bound hereby.  Notwithstanding the foregoing, Sandoz shall have the right to assign this Agreement to a successor in interest in connection with a Change of Control of Sandoz, whereby this Agreement shall be deemed to be assigned and each person or entity directly or indirectly controlling Sandoz and each affiliate of such person shall become subject to the terms and conditions of this Agreement and shall in writing be bound hereby.  For purposes of this Section 21, “Change of Control” shall mean the transfer or disposition (including by way of merger, acquisition, consolidation, sale of stock, sale of assets, operation of law or otherwise), directly or indirectly, of more than 50% of the total assets, equity interests, or voting power of Sandoz.  Any attempted assignment in violation of this provision will be void and of no effect.

22.                               GOVERNING LAW AND VENUE.  This Agreement shall be governed by and construed in accordance with laws of the State of New Jersey, without regard to its conflicts of law provisions.  Each of the Settling Parties expressly agrees that, by execution of this Agreement, each Party accepts generally and unconditionally the exclusive jurisdiction of the United States District Court for the District of New Jersey, with respect to any dispute, whether legal or equitable, arising out of or relating to the terms of this Agreement, including the validity thereof.  In the event federal subject matter jurisdiction cannot be maintained in the United States District Court for the District of New Jersey, each Party accepts jurisdiction in New Jersey state court.

23.                               FORCE AND EFFECT OF AGREEMENT.  All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon each of the Settling Parties hereto, and their respective Affiliates, successors and permitted assigns.

24.                               KNOWING AND VOLUNTARY EXECUTION OF AGREEMENT.  This Agreement is executed knowingly, voluntarily and without any duress or undue influence on the part or on behalf of the Settling Parties hereto, with the full intent of releasing all claims arising out of or relating to the dispute that is the subject of the pending litigations.  The Settling Parties acknowledge that (a) they have read this Agreement; (b) they have had the opportunity to be represented by and have the advice of counsel of their own choosing during the preparation, negotiation and execution of this Agreement; (c) they understand the terms and consequences of this Agreement and the releases it contains; (d) they have been given a reasonable period of time to consider this Agreement; (e) each provision of this Agreement shall be deemed to have been drafted by all Settling Parties; (f) in the interpretation of this Agreement, no weight shall be given to the drafting of this, or any provision of this, Agreement by any Party; (g) no provision of this Agreement shall be construed against any Party by reason of such provision having been drafted by such Party; and (h) they are fully aware of the legal and binding effect of this Agreement.  This Agreement was negotiated by the Settling Parties on an arm’s-length basis, and nothing in this Agreement shall be construed as establishing a special relationship of trust and confidence, fiduciary, partnership or joint venture relationship between the Settling Parties.

25.                               BINDING EFFECT.  Upon the full execution of this Agreement by each of the Settling Parties, this Agreement shall be legal, valid and binding obligations of each of the Settling Parties, enforceable against each Party in accordance with its terms.

26.                               ENTIRE AGREEMENT AND WAIVER.  This Agreement constitutes the entire agreement of the Settling Parties, and supersedes all prior and contemporaneous agreements, understandings, or representations, whether written or oral, with respect to the subject matter hereof.  This Agreement may be amended only by a written instrument executed by each of the Settling Parties, except as otherwise provided herein.  No waiver of any provision of this Agreement shall be effective unless made in writing and signed by an authorized representative of the waiving Party.  No waiver of any provision or this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or of any other provision hereof.  The headings in this Agreement are for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

27.                               SEVERABILITY.  To the fullest extent permitted by applicable law, the Settling Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. The invalidity or unenforceability of any paragraph or provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement, or the remainder of any paragraph or provision.  To the fullest extent permitted by applicable law, the Settling Parties will use their best efforts to negotiate a provision in replacement of any provision held invalid, illegal or unenforceable, provided such replacement provision achieves, as nearly as possible, the original intent of the Settling Parties.  This Agreement shall otherwise be construed in all respects as if any invalid or unenforceable paragraph or provision were omitted.

28.                               SIGNATURES.  This Agreement may be executed in counterparts, all of which, when taken together, shall constitute one agreement with the same force and effect as if all signatures had been entered on one document.  For the purposes of this Agreement, facsimile or scanned signatures shall be deemed an original signature.

IN WITNESS WHEREOF, the Settling Parties hereto have executed this Agreement as follows:

DATED this 29 day of September	United Therapeutics Corporation

	By:	/s/Andrew Fisher

	Title:	Chief Strategy Officer

DATED this 29 day of 2015	Sandoz Inc.

	By:	/s/ Markus Hartmann

	Title:	VP + NA General Counsel

Execution Copy

EXHIBIT A

UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

UNITED THERAPEUTICS CORPORATION,

Plaintiff and Counterclaim-Defendant,

v.	Case No. 3:14-cv-5499 (PGS) (LHG)

SANDOZ, INC.

Defendant and Counterclaim-Plaintiff

STIPULATION OF DISMISSAL WITHOUT PREJUDICE

Pursuant to Rule 41(a)(2), Fed. R. Civ. P., IT IS HEREBY STIPULATED AND AGREED, by and between the parties, through their undersigned counsel of record, that the above-identified consolidated actions be and hereby are voluntarily dismissed in their entirety without prejudice, including all claims and counterclaims, with each party bearing its own attorneys’ fees and costs in connection with the consolidated actions.

Respectfully submitted,

United Therapeutics Corporation,	Sandoz Inc.,

By its attorneys,	By its attorneys,

BLANK ROME LLP
Stephen M. Orlofsky
David C. Kistler
New Jersey Resident Partners
301 Carnegie Center,
3d Floor
Princeton, NJ 08540
Telephone: (609) 750-7700

OF COUNSEL:

WILSON SONSINI GOODRICH & ROSATI
Douglas Carsten
12235 El Camino Real
Suite 200

Sand Diego, CA 92130

BOIES, SCHILER & FLEXNER LLP
William C. Jackson
5301 Wisconsin Ave, NW
Washington, DC 20015

UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

UNITED THERAPEUTICS CORPORATION,

Plaintiff and Counterclaim-Defendant,

v.	Case No. 3:14-cv-5499 (PGS) (LHG)

SANDOZ, INC.

Defendant and Counterclaim-Plaintiff

ORDER FOR DISMISSAL

In view of the stipulation of the parties, and for good cause,

IT IS HEREBY ORDERED, that the above-identified action is dismissed without prejudice, pursuant to Federal Rule of Civil Procedure 41(a)(2), with each party bearing its own attorneys’ fees and costs in connection with the action.

Dated:

Honorable Peter Sheridan

U.S. District Judge

EXHIBIT B

2014-1821, -1849

UNITED STATES COURT OF APPEALS

FOR THE FEDERAL CIRCUIT

UNITED THERAPEUTICS CORPORATION

Plaintiff-Cross-Appellant,

v.

SANDOZ, INC.

Defendant-Appellant.

Appeal from the United States District Court for the District of New Jersey in Case Nos. 3:12-cv-01617 and 3:13-cv-00316, Hon. Peter G. Sheridan

STIPULATION TO DISMISS CASE NOS. 14-1821, -1849

The parties to this action stipulate that the appeal and cross appeal taken in these cases by means of the notices of appeal filed by United Therapeutics Corporation and Sandoz Inc., respectively, are withdrawn.

The parties agree and represent that:

1.              Case Nos. 14-1821 and 14-1849 were docketed in this Court on September 15, 2014.

2.              Appellant Sandoz Inc., submitted its Opening Brief on January 14, 2015.

3.              Counsel, whose signatures appear on this stipulation, have the express authority of their clients to enter into this stipulation to dismiss the appeal and cross appeal in this action on the terms stated herein with prejudice.

The parties agree that each party shall bear its own costs and attorney fees for this appeal.

Dated:

DOUGLAS CARSTEN
WILSON SONSINI GOODRICH & ROSATI
12235 EL CAMINO REAL, SUITE 200
SAN DIEGO, CA 92130

VERONICA S. ASCARRUNZ
WILSON SONSINI GOODRICH & ROSATI
1700 K. STREET, NW
WASHINGTON, DC 20015

ROBERT A. DELAFIELD
WILSON SONSINI GOODRICH & ROSATI
900 S. CAPITAL OF TEXAS HIGHWAY
AUSTIN, TX 78746

WILLIAM C. JACKSON
RICHARD S. MEYER
BOIES, SCHILLER & FLEXNER LLP
5301 WISCONSIN AVE, NW
WASHINGTON, DC 20015

BILL WARD
BOIES, SCHILLER & FLEXNER LLP
401 WILSHIRE BLVD, SUITE 850
SANTA MONICA, CA 90401

Counsel for Plaintiff-Cross Appellant
United Therapeutics Corporation